                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 March 11, 1994
                                ----------------
                       (Date of earliest event reported)



                         Continental Bank Corporation
                         ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                   ----------
                 (State or other jurisdiction of incorporation)


             1-5872                              36-2664023
    ------------------------          ---------------------------------
    (Commission File Number)          (IRS Employer Identification No.)


               231 South LaSalle Street, Chicago, Illinois 60697
- -----------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


                               (312) 828-1614
- -----------------------------------------------------------------------------
(Registrant's telephone number, including area code)





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Item 5.          Other Events.

        As reported on its current report on Form 8-K dated January 27, 1994 (earliest event reported), as filed with the Securities and Exchange Commission on February 7, 1994, Continental Bank Corporation ("Continental" or "registrant"), a Delaware corporation, and BankAmerica Corporation ("BankAmerica"), a Delaware corporation, have entered into an Agreement and Plan of Merger dated as of January 27, 1994 (the "Agreement") pursuant to which Continental will be merged with and into BankAmerica in a transaction in which BankAmerica will be the surviving entity (such transaction, the "Merger").

        BankAmerica and Continental have entered into a letter agreement dated March 11, 1994 pursuant to which BankAmerica and Continental have agreed to certain revisions and amendments to the Agreement. The revisions and amendments to the Agreement are reflected in a Restated Agreement and Plan of Merger between BankAmerica and Continental dated as of January 27, 1994 (the "Restated Agreement"). One such amendment is the change, from twenty-five days to thirty-five days, of the Mailing Date (as defined in the Restated Agreement) prior to the anticipated effective date of the Merger of election forms pursuant to which holders of common stock of Continental may elect to receive cash or stock consideration in the Merger, with the result that the time during which Continental stockholders must return such elections will expire five days prior to the end of the Valuation Period (as defined in the Agreement) for the determination of the Final BAC Stock Price (as defined in the Restated Agreement). In addition, holders of Continental common stock who duly elect to receive stock or cash consideration in the Merger may also elect to have their share holdings divided into blocks of not less than 5,000 shares of Continental common stock, with remaining shares being added to one of the designated blocks of 5,000 shares, for purposes of the allocation of stock and cash consideration in the Merger.

        Under the Restated Agreement, as under the Agreement, Continental was obligated to provide to BankAmerica certain disclosure schedules in form and detail of presentation reasonably satisfactory to BankAmerica. The Restated Agreement provides further that, for 10 business days after the date of receipt by BankAmerica of such disclosure schedules, BankAmerica had the right, in its sole discretion, to terminate the Restated Agreement. The 10 business day period during which BankAmerica could exercise such right of termination with respect to the Restated Agreement has expired, and BankAmerica did not exercise such termination right.

        Under the Restated Agreement, as under the Agreement, BankAmerica also has the right to terminate the Restated Agreement during the 30 calendar day period beginning after the date of receipt by BankAmerica of the disclosure schedules if BankAmerica identifies any circumstances which, in the reasonable judgment of BankAmerica's Board of Directors (including a committee thereof), acting in good faith and with due regard for principles of fair dealing, could
(i) materially and adversely impact the reasonably expected financial or business benefits to BankAmerica of the Merger, (ii) be inconsistent in any material and adverse respect with any of the representations and warranties of Continental contained in the Restated Agreement, (iii) materially and adversely affect the business, operations, properties, financial condition, results of operations or prospects of Continental and its subsidiaries on a consolidated basis or (iv) deviate materially and adversely from Continental's financial statements for the year or quarter ended





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December 31, 1993.  In addition, under certain other circumstances, BankAmerica or Continental may terminate the Restated Agreement, as specified therein.

        The Restated Agreement is attached as an exhibit to this report and is incorporated herein by reference. The foregoing discussion of the Restated Agreement does not purport to be a complete summary of the Restated Agreement and is qualified in its entirety by reference to such exhibit.

Item 7.          Financial Statements, Pro Forma Financial Statements and
                 Exhibits.

         The following exhibits are filed with this report:

 Exhibit Number                                   Description
 --------------                                   -----------
      2                                  Restated Agreement and Plan of Merger between
                                         BankAmerica Corporation and Continental Bank
                                         Corporation, dated as of January 27, 1994 (without
                                         exhibits, but with Appendix A)





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                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            CONTINENTAL BANK CORPORATION



                                            by  /s/ KEVIN J. HALLAGAN
                                                ----------------------------
                                                    Kevin J. Hallagan
                                                    Assistant Secretary


Dated:  March 17, 1994.





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                                 EXHIBIT INDEX

 Exhibit No.                            Description
 -----------                            -----------
      2                Restated Agreement and Plan of Merger
                       between BankAmerica Corporation and Continental
                       Bank Corporation, dated as of January 27, 1994 (without
                       exhibits, but with Appendix A).